EXHIBIT 12

                       METALS USA, INC. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                            (IN MILLION OF DOLLARS)

                                                        YEARS ENDED DECEMBER 31,
                                          -----------------------------------------------------
                                            1997       1996       1995       1994       1993
                                          ---------  ---------  ---------  ---------  ---------
CONSOLIDATED
Earnings:
     Income before income taxes.........  $    15.2  $     7.9  $    11.7  $    12.1  $     8.4
     Fixed charges......................        6.0        2.0        2.9        2.2        2.2
                                          ---------  ---------  ---------  ---------  ---------
                                          $    21.2  $     9.9  $    14.6  $    14.3  $    10.6
                                          =========  =========  =========  =========  =========
Fixed Charges:
     Interest expense, net of amounts
       capitalized .....................  $     5.0  $     1.7  $     2.3  $     1.7  $     1.9
     Portion of rental cost representing
       interest ........................        1.0        0.3        0.6        0.5        0.3
                                          ---------  ---------  ---------  ---------  ---------
                                          $     6.0  $     2.0  $     2.9  $     2.2  $     2.2
                                          =========  =========  =========  =========  =========
Ratio of earnings to fixed charges......        3.5x       5.0x       5.0x       6.5x       4.8x
                                          =========  =========  =========  =========  =========
PRO FORMA:
Earnings:
     Income before income taxes.........  $    43.6
     Fixed charges......................       25.6
                                          ---------
                                          $    69.2
                                          =========
Fixed Charges:
     Interest expense, net of amounts
       capitalized .....................  $    22.2
     Portion of rental cost representing
       interest ........................        3.4
                                          ---------
                                          $    25.6
                                          =========
Ratio of earnings to fixed charges......        2.7x
                                          =========